EXHIBIT E

COMPLIANCE CERTIFICATE

HUDSON TECHNOLOGIES COMPANY ("Borrower") hereby certifies to KELTIC FINANCIAL PARTNERS, LP in accordance with the provisions of an Amended and Restated Loan Agreement between Borrower and Lender dated the ____ day of June, 2007, as the same from time to time may be amended, supplemented or otherwise modified ("Agreement") that:

A. General

(i) Borrower has complied in all respects with all the terms, covenants and conditions of the Agreement which are binding upon them;

(ii) there exists no Event of Default or Default as defined in the Agreement;

(iii) the representations and warranties contained in the Agreement are true in all respects with the same effect as though such representations and warranties had been made on the date hereof; and

B. Financial Covenants

As of the date hereof or, from such period as may be designated below, the computations, ratios and calculations as set forth below, are true and correct:

(a) Tangible Net Worth

(b) Capital Expenditures

(c) EBITDA

WITNESS the signature of the undersigned duly authorized officer of Borrower on _____________, 20__.

HUDSON TECHNOLOGIES COMPANY

By: _________________________________
Name: Brian F. Coleman
Title: President and Chief Operating Officer

EXHIBIT F

CLOSING RESERVE NOTICE

HUDSON TECHNOLOGIES COMPANY

275 North Middletown Road

Pearl River, New York 10965

_________, 2007

Keltic Financial Partners, LP

555 Theodore Fremd Ave., Suite C-207

Rye, NY 10580

Attn: John P. Reilly, Managing Partner

RE: Authorization to Pay Proceeds

Ladies and Gentlemen:

On June ___, 2007 Hudson Technologies Company ("Borrower") entered into certain financing arrangements with you, including, without limitation, the Amended and Restated Loan Agreement (the "Loan Agreement") and the documents and instruments related thereto (such agreements, documents and instruments to be referred to collectively as the "Financing Agreements"). Pursuant to Section 2.3(b) of the Loan Agreement, you implemented a reserve (the "Closing Reserve") in the amount of $1,307,550 (the "Closing Reserve Amount") in order to ensure that Borrower had sufficient availability to make payment to those shareholders who tender shares in Borrower's tender offer and/or, to the extent the shareholders do not tender their shares in such tender offer, to make payment to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively, "Fleming"), as set forth in that certain Stock Purchase Agreement dated June ___, 2007 between Fleming and Borrower.

This letter serves as request and authorization for you to remove the Closing Reserve and, provided that no Event of Default under the Loan Agreement has occurred and is continuing, make an Advance in the Closing Reserve Amount to the parties and in the amounts set forth below, and to charge Borrower's account therefor:

Payee	Amount

You are further authorized and requested to follow such instructions and directions as you may be given by the payee(s) listed above with respect to the form and manner of payment. Wiring instructions for the payee(s) are attached hereto.

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The foregoing represents advances required to pay the above payee(s), and is in no way intended to limit your rights to charge our account any other amounts in accordance with the Financing Agreements.

Very truly yours,

HUDSON TECHNOLOGIES COMPANY

By: ___________________________________
Name: Brain F. Coleman
Title: President and Chief Operating Officer